Exhibit 99.1

DATE: December 16, 2013

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Rescheduling of Special Shareholders’ Meeting

Eastern Insurance Holdings, Inc. (“EIHI” or “Eastern”) today announced that the special meeting of its shareholders previously scheduled for December 4, 2013 will be held on December 27, 2013, at 10:00 A.M. Eastern Time at Eastern’s offices at 25 Race Avenue, Lancaster, Pennsylvania. The meeting is being held for shareholders to vote on the acquisition of Eastern (NASDAQ: EIHI) by ProAssurance Corporation (NYSE: PRA), which was previously announced on September 24, 2013.

Any proxies or votes already submitted by shareholders in connection with the special meeting will remain valid and will be unaffected by the rescheduling of the special meeting.

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect Eastern’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Eastern undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer
(717) 735-1660, kshook@eains.com